Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Services Reports First Quarter 2014 Financial Results

Updates 2014 Guidance

Avon, Conn. — April 29, 2014 — Magellan Health Services, Inc. (NASDAQ: MGLN) today reported financial results for the first quarter 2014, as summarized below. For the quarter ended March 31, 2014, the company reported net revenue of $966.5 million, segment profit of $76.5 million, and net income of $25.7 million, or $0.92 earnings per share (EPS). Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit (loss) from non-controlling interests held by other parties, as well as stock compensation expense.

First Quarter Financial Results

	Three Months Ended March 31
(Millions, except per share results)	2014	2013	Increase/ (Decrease)
Net Revenue	$966.5	$821.8	17.6%
Segment Profit	76.5	69.2	10.5%
Net Income Attributable to Magellan Shareholders	25.7	28.1	(8.5)%
Earnings Per Share	0.92	1.01	(8.9)%

•                  Revenue increased due to the inclusion of Partners Rx in the current year quarter, new business and rate increases, partially offset by loss of revenues associated with terminated contracts.

•                  Segment profit increased mainly due to strong results in the commercial and public sector segments.

•                  Net income decreased mainly due to higher depreciation and amortization resulting from asset additions after the prior year quarter and acquisition activity, and a higher effective tax rate as a result of non-deductibility of health insurance fees, offset by higher segment profit.

As of March 31, 2014, the company had unrestricted cash and investments of $291.8 million. Through last Friday, April 25, Magellan repurchased approximately 470,000 shares, for a total cost of $27.3 million, and to date, has completed roughly 48 percent of the current $300 million authorization.

“It has been an exciting quarter for our pharmacy business, with the announcement of a new acquisition,” said Barry M. Smith, chairman and chief executive officer of Magellan Health Services. “The acquisition of CDMI demonstrates Magellan’s continued execution on our strategy to create a robust pharmaceutical operation that will drive future profitable growth. CDMI will enhance our capabilities and customer relationships, as we strengthen our total drug offering, managing any drug, under any benefit, at any site of service.

“We also continue to make strides in our Magellan Complete Care strategy as we prepare to go live with our SMI Specialty Plan in Florida,” Smith said.

With the company’s growing presence in Arizona following the acquisition of Partners Rx, Magellan announced today that its headquarters would be moving from Avon, Conn. to Scottsdale, Ariz. over the course of the next few months. Chairman and CEO Barry Smith will be joined there by certain executive leaders, including the chief financial officer. After thoughtful consideration, CFO Jon Rubin has chosen not to relocate and will be leaving the company. Rubin has agreed to stay for up to a year so that a new CFO may be recruited and oriented. Magellan will maintain its business operations in many current locations, including its office in Connecticut.

Results and Outlook

“Magellan posted strong results during the first quarter of 2014, particularly in our managed healthcare and specialty solutions businesses,” said Rubin.

“We expect to close the CDMI acquisition tomorrow. For the remainder of 2014, CDMI is expected to generate revenues of $28 million and segment profit of $23 million. This acquisition will have a significant tax benefit to Magellan that is estimated to be approximately $80 million, assuming a base purchase price of $205 million, and which will be recognized over 15 years. The tax benefit will increase if there are additional earn-out payments. The purchase price includes $80 million of restricted stock that has service and performance requirements, and which will result in stock compensation expense of approximately $20 million for the remainder of 2014. Depreciation and amortization are estimated to be $9.5 million for 2014. In the current year, the CDMI acquisition is expected to be dilutive to EPS by approximately $0.14 per share, due to the non-cash stock compensation expense and amortization of acquisition intangibles.  Excluding the impact of these non-cash items on EPS, the CDMI acquisition is expected to be accretive by approximately $0.50 per share in 2014.

“Relative to 2014, we are updating our guidance to reflect the impact of the CDMI acquisition as well as share repurchase activity. Our full year 2014 expectations are for revenue of $3.6 billion to $3.8 billion, net income of $53 million to $69 million, and segment profit of $238 million to $258 million. We are increasing our guidance for cash flow from operations to a range of $204 million to $226 million. Taking into account the impact of share repurchase activity through April 25, 2014, but not considering any potential future share repurchases, our guidance range for fully diluted EPS is estimated to be $1.89 to $2.46 based on 28.1 million average fully diluted shares. Included in our projected EPS estimates is dilution of approximately $0.64 per share related to amortization of acquisition intangibles and stock compensation expense resulting from restricted stock purchases by sellers in the CDMI acquisition. ”

Earnings Results Conference Call

Management will host a conference call at 11:00 a.m. Eastern time on Tuesday, April 29, 2014. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code First Quarter Earnings Call 2014 approximately 15 minutes before the start of the call. The conference call will also be available via a live webcast at Magellan’s investor relations page at MagellanHealth.com.

About Magellan Health Services: Headquartered in Avon, Conn., Magellan Health Services Inc. is a healthcare management company that focuses on fast-growing, complex and high-cost areas of healthcare, with an emphasis on special population management. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve. Magellan’s customers include health plans, managed care organizations, insurance companies, employers, labor unions, various military and government agencies, third party administrators, and brokers. For more information, visit MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2014  revenue, net income, segment profit, cash flow from operations, earnings per share, closing of the CDMI acquisition, the impact of the CDMI acquisition, growth and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 3, 2014, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2014. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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